UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2017

Bear Lake Recreation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8867 South Capella Way Sandy, UT	84093
(Address of principal executive offices)	(Zip code)

(801) 631-7969
(Registrant’s telephone number, including area code)

4685 S. Highland Drive, Suite 202, Salt Lake City, UT 84117
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to a Common Stock Purchase Agreement dated as of April 5, 2017, by and among Manchester Explorer, LP, a Delaware limited partnership (the “Purchaser”), Bear Lake Recreation Inc. (“we,” “us,” “our” and words of similar meaning) and certain person named therein (the “SPA”), we have agreed to sell, subject to the terms and conditions set forth in the SPA, to the Purchaser 2,900,000 shares of our restricted common stock (the “Share Acquisition”), for a purchase price of $375,000 (the “Purchase Price”). Pursuant to the SPA (i) immediately prior to and as a condition to the closing of the Share Acquisition (the “Closing”), we will have no more than 600,000 shares of our common stock issued and outstanding, and (ii) simultaneously with the Closing, our current officers and directors shall resign immediately following the appointment by our  current Board of Directors of certain nominees of the Purchaser as our new officers and directors and we will have no indebtedness and/or other financial obligations outstanding. It is currently anticipated that the Closing shall occur on or following April 20, 2017.  There are numerous conditions to the Closing of the Share Acquisition, and no assurance can be given that a Closing will be completed.  Additional information about the SPA, the Share Acquisition and related matters and agreements can be found in our Schedule 14f-1 Information Statement filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2017, pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder. A copy of the SPA is attached hereto as Exhibit 10 and incorporated herein by reference in Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Title of Document

Location

10

Stock Purchase Agreement dated April 5, 2017

This filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bear Lake Recreation Inc.
Dated: April 5, 2017	/s/ Wayne R. Bassham
Name: Wayne R. Bassham Title: President